Exhibit 99.1

For More Information

Investor Contact:

Brian McGee

Senior Vice President & Chief Financial Officer

Intellon Corporation

352-237-7416

brian.mcgee@intellon.com

Press Contact:

Suzanne Craig

The Blueshirt Group for Intellon Corporation

415-217-7722

suzanne@blueshirtgroup.com

Intellon Reports Record First Quarter 2008 Results

Eleventh Consecutive Quarter of Revenue Growth

Record Quarterly Revenue of $16.3 Million

Ocala, Fla. – April 30, 2008 — Intellon Corporation (Nasdaq: ITLN), a leading provider of HomePlug®-compatible integrated circuits (ICs) for home networking, networked entertainment, broadband over powerline (BPL), Ethernet-over-Coax (EoC) and smart grid applications, today reported financial results for the first quarter ended March 31, 2008.

Total revenue for the first quarter of 2008 was $16.3 million, a 68% increase over revenue of $9.7 million for the first quarter of 2007 and a 4% sequential increase from the fourth quarter of 2007.

Revenue from HomePlug-compatible ICs for the first quarter of 2008 increased to $15.5 million, a 74% increase over revenue of $8.9 million in the year-ago quarter, as sales from all HomePlug-compatible ICs grew over the year-ago quarter.

Intellon reported gross margins of 45.0% for the first quarter of 2008 compared to 43.3% in the first quarter of 2007 and 43.6% in the fourth quarter of 2007. Gross margin improvement was largely due to product mix as sales of HomePlug 1.0 with Turbo products continued to perform well across all markets, driven by increased deployment by existing European service provider customers, as well as strength in the retail channel from both new and existing customers.

In accordance with generally accepted accounting principles (GAAP), the Company reported a net loss attributable to common shareholders of $0.9 million, or $0.03 per share (basic and diluted) compared to a net loss attributable to common shareholders in the first quarter of 2007 of $3.9 million, or $1.91 per share (basic and diluted). Non-GAAP net loss in the first quarter of 2008 was $0.6 million, or $0.02 per share (basic and diluted).

“Our first quarter results were again ahead of expectations,” said Charles E. Harris, Chairman and CEO. “All of our HomePlug-compatible ICs experienced strong year-over-year growth in both revenue and units sold, led by unit sales of our HomePlug AV-based ICs, which were up 330% over the first quarter of 2007. We are particularly pleased that we were able to achieve sequential quarter-over-quarter growth in both our retail and service provider channels, despite the current economic uncertainties.”

Recent Intellon Press Release Highlights:

•	April 15, 2008: Millinet Chooses Intellon’s HomePlug Powerline Solutions for In-Home Distribution of KT (formerly Korea Telecom) IPTV Services in South Korea

•	April 17, 2008: Belkin Selects Intellon’s HomePlug-based ICs for Innovative Power Line Adapters

•	April 24, 2008: Network Specialist devolo AG Selects Intellon-based ICs for New MDU and Commercial Networking Products

Conference Call

The Company will host a conference call to discuss its financial results and outlook today at 5:00 p.m. EST (2:00 p.m. PST). To participate on the live call, analysts and investors should dial 800-219-6110 or 303-205-0066 at least ten minutes prior to the call. The call will also be webcast and can be accessed from the investor relations section of the Company’s web site at www.intellon.com. An audio replay of the call will be available to investors through Sunday, May 4, 2008 by dialing 800-405-2236 or 303-590-3000 and entering the passcode 11112398#.

About Intellon Corporation

Intellon (Nasdaq: ITLN) is a market leader in powerline communications, providing HomePlug compliant and other powerline integrated circuits for home networking, networked entertainment, BPL access, Ethernet-over-Coax (EoC), smart grid management and other commercial applications. Intellon created and patented the baseline technology for HomePlug 1.0, and is a major contributor to the baseline technology for the 200-Mbps PHY-rate HomePlug AV powerline standard. With over 17 million HomePlug-based ICs sold, Intellon is the market share leader in the HomePlug IC market. The Company was founded in 1989 and is headquartered in Ocala, Florida, with offices in San Jose, California and Toronto, Canada. For additional information, visit www.intellon.com.

Cautionary Note Regarding Forward-Looking Statements

This release may be deemed to contain forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements included or incorporated by reference in this release, other than statements or characterizations of historical fact, are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other things, any expectations regarding Intellon’s anticipated growth or business momentum based on past performance. Forward-looking statements involve risks and uncertainties that could cause Intellon’s actual results to differ materially from its current expectations. These factors include, but are not limited to: Intellon’s operating results and gross margins are difficult to predict and may fluctuate significantly; if Intellon is unable to manage its growth effectively, its business could suffer; adverse changes in Intellon’s ability to accurately forecast demand for its products, including product mix, or the loss, or reduction in orders from, any significant customers, could negatively impact its operating results; competitive pressures, technical challenges, uncertainties associated with Intellon’s ability to develop new products in a timely and cost-effective manner, and the risk that the market for powerline communications products may not develop as expected may lead to a decrease in Intellon’s revenues or market share; the expense and uncertainty involved in customer deployments, economic and political conditions in Intellon’s markets, and reliance by Intellon on third parties to manufacture, test, assemble and ship its products may adversely affect its financial results; if Intellon is unable to retain and attract key personnel, its business may be harmed; and if Intellon fails to protect its intellectual property rights, it may be unable to compete effectively. These and other risk factors are described in detail in the Risk Factors section of Intellon’s Form 10-K dated March 27, 2008 as filed with the Securities and Exchange Commission. Intellon’s results of operations for the quarter ended March 31, 2008 are not necessarily indicative of Intellon’s financial performance for any future periods. Any projections in this release are based on limited information currently available to Intellon, which is subject to change. Although any such projections and the factors influencing them will likely change, Intellon assumes no obligation to update the forward-looking information contained in this release. Such information speaks only as of the date of this release.

Intellon and No New Wires are registered trademarks of Intellon Corporation. HomePlug is a registered trademark of the HomePlug Powerline Alliance, Inc. All other trademarks mentioned are the property of their respective owners.

Intellon Corporation

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2008	2007
	(unaudited)	(unaudited)
Revenue	$16,305	$9,699

Cost of revenue	8,970	5,499

Gross profit	7,335	4,200

Cost of operations:
Research and development	4,444	3,150
Sales and marketing	2,179	2,231
General and administrative	2,069	1,300

Operating loss	(1,357)	(2,481)

Other income (expense):
Interest income	443	311
Interest expense	—	(36)
Other	(31)	(2)

Total other income	412	273

Net loss before income tax benefit (expense)	(945)	(2,208)

Income tax benefit (expense)	—	—

Net loss	(945)	(2,208)
Preferred stock dividends/accretion of redeemable preferred stock	—	(1,726)

Net loss attributable to common shareholders	$(945)	$(3,934)

Net loss attributable to common shareholders per common share:
Basic and diluted	(0.03)	(1.91)

Weighted-average number of shares used in per share calculations:
Basic and diluted	30,643	2,056

Statements Concerning Non-GAAP Financial Measurements

The accompanying press release includes non-GAAP net loss and non-GAAP net loss per share data.

These non-GAAP measures are not in accordance with generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. The presentation of these measures is not intended to be considered in isolation, or as an alternative for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. The Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

The Company’s non-GAAP net loss and non-GAAP net loss per share data exclude stock-based compensation expense, warrant expense, and the accretion of redeemable preferred stock expense. The Company believes that the presentation of such non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and results of operations.

For additional information on the items excluded by Intellon from one or more of its non-GAAP financial measures, please refer to the Form 8-K regarding this release furnished today with the Securities and Exchange Commission.

Unaudited Reconciliation of Non-GAAP Adjustments

The following table sets forth the non-GAAP measures for the applicable periods as well as the reconciliation of such measures to the directly comparable GAAP measures for the periods shown.

Intellon Corporation

Unaudited Reconciliation of Non-GAAP Adjustments

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2008	2007
Net revenue	$16,305	$9,699

GAAP net loss to common shareholders	$(945)	$(3,934)

Non-GAAP adjustments:
Stock-based compensation:
Research and development	100	7
Sales and marketing	76	7
General and administration	180	198

Total stock-based compensation	356	212

Warrant expense:
Sales and marketing	—	5

Total warrant expense	—	5

Preferred stock dividends/accretion of redeemable preferred stock:	—	1,726

Total of non-GAAP adjustments	356	1,943

Non-GAAP net loss	$(589)	$(1,991)

GAAP and non-GAAP weighted average shares (basic and diluted)	30,643	2,056

GAAP net loss per share (basic and diluted)	$(0.03)	$(1.91)
Non-GAAP adjustments, detailed above	0.01	0.94

Non-GAAP net loss per share (basic and diluted)	$(0.02)	$(0.97)

Intellon Corporation

Condensed Consolidated Balance Sheets

(in thousands)

	March 31, 2008	December 31, 2007
	(unaudited)	(audited)
Assets

Current assets:
Cash and cash equivalents	$55,841	$52,074
Accounts receivable	9,411	8,658
Inventories	7,596	7,749
Prepaid expenses	1,128	957
Other current assets	355	499

Total current assets	74,331	69,937
Property and equipment, net	1,916	1,728
Intangibles, net	1,856	1,756
Other assets	100	—

	$78,203	$73,421

Liabilities and shareholders’ equity

Current liabilities:
Accounts payable	$7,333	$6,994
Accrued expenses	1,897	2,420

Total current liabilities	9,230	9,414

Shareholders’ equity	68,973	64,007

	$78,203	$73,421